Exhibit 99.1
Press Release
AERT Notified of NASDAQ Listing Deficiency;
Company has until June 18, 2008 to regain compliance
December 27, 2007
SPRINGDALE, Ark.—(BUSINESS WIRE)—AERT, Inc. (NASDAQ CM: AERT) received a Nasdaq Staff Deficiency Letter on December 21, 2007 indicating that the Company fails to comply with the minimum bid price requirement for continued Nasdaq Stock Market listing set forth in Nasdaq’s Marketplace Rule 4310(c)(4), in that the Company’s common stock had closed below the $1.00 minimum bid price for 30 consecutive business days. In accordance with the Marketplace Rules, the Company will be provided 180 calendar days, until June 18, 2008 to regain compliance, which may be accomplished if the bid price of the Company’s common stock equals or exceeds $1.00 per share for a minimum of 10 consecutive business days before June 18, 2008.
Management is considering various alternatives to address the issues presented by the letter from NASDAQ, and intends to implement an appropriate compliance plan as soon as possible.
Contact:
The Birkhill Group, LLC
Voice: 212-576-1515
Fax: 212-576-1117
Source: AERT, Inc.